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                                                                  Exhibit (a)(5)

                          NOTICE OF GUARANTEED DELIVERY
                                       for
                     TENDER OF DEPOSITARY UNITS REPRESENTING
                          LIMITED PARTNER INTERESTS IN

                       AMERICAN REAL ESTATE PARTNERS, L.P.
                    (Not to be used for Signature Guarantees)

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         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
           NEW YORK CITY TIME, ON DECEMBER 18, 1998, UNLESS EXTENDED.
       ------------------------------------------------------------------

         This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Offer (as defined below) if depositary receipts ("Depositary Receipts") evidencing depositary units representing the limited partner interests (the "Units") in American Real Estate Partners, L.P.
(the "Partnership"), are not immediately available or the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Harris Trust Company of New York (the
"Depositary") prior to the Expiration Date (as defined in the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                      THE HARRIS TRUST COMPANY OF NEW YORK

             By Mail:                            By Hand/Overnight Delivery:
 Harris Trust Company of New York             Harris Trust Company of New York
       Wall Street Station                               Receive Window
          P.O. Box 1023                                 Wall Street Plaza
     New York, NY 10268-1023                       88 Pine Street, 19th Floor
                                                        New York, NY 10005

    By Facsimile Transmission:
          (212) 701-7636
 (for Eligible Institutions Only)
       Confirm by Telephone

   For Information call (212) 701-7624 (Collect) or (800) 792-2829 (Toll Free)

         DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN
AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION
TO A NUMBER OTHER THAN THE ONES LISTED ABOVE WILL NOT CONSTITUTE A VALID
DELIVERY.

         This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in Section 3 of the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

         The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Depositary Receipts to the Depositary within the time period shown herein.
Failure to do so could result in a financial loss to such Eligible Institution.


                THE GUARANTEE ON THE NEXT PAGE MUST BE COMPLETED





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Ladies and Gentlemen:

         The undersigned hereby represents that it "owns" the Units tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), and hereby tenders to Leyton LLC, a Delaware limited liability company, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 20, 1998 (the "Offer to
Purchase"), and in the related Letter of Transmittal (which, together with any supplements or amendments thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Units indicated below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.


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
Number of Units: _______________________________                  Name(s) of Record Holder(s):

Depositary Receipt Nos. (if available): ________        _______________________________________________

________________________________________________        _______________________________________________
                                                                     (Please type or print)

Check the box if Units will be tendered by              Address(es): __________________________________
   book-entry transfer:

[ ]  The Depository Trust Company                       _______________________________________________
                                                                           (Zip Code)

                                                        Area Code and Tel. No.: _______________________

Account Number: ________________________________        Signature(s): _________________________________

Dated: _________________________________________        _______________________________________________


                 THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                    GUARANTEE
                    (Not to be used for signature guarantee)

         The undersigned, an Eligible Institution (as such term is defined in Section 3 of the Offer to Purchase), hereby guarantees to deliver to the Depositary the Depositary Receipts representing the Units tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in Section 2 of the Offer to Purchase) with respect to such Units, in either case together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), together with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in Section 2 of the Offer to Purchase)), and any other documents required by the Letter of Transmittal, all within three New York Stock Exchange, Inc. trading days after the date hereof.


Name of Firm: __________________________________        _______________________________________________
                                                                    (Authorized Signature)

Address: _______________________________________        Name: _________________________________________


________________________________________________        Title: ________________________________________
                  (Zip Code)

Area Code and Tel. No.: ________________________        Date: _________________________________________

NOTE: DO NOT SEND DEPOSITARY RECEIPTS WITH THIS NOTICE OF GUARANTEED DELIVERY. DEPOSITARY RECEIPTS SHOULD BE SENT ONLY TOGETHER WITH YOUR LETTER OF TRANSMITTAL.